Exhibit 10.2

GUARANTEE AGREEMENT

GUARANTEE AGREEMENT, dated as of May 15, 2009 (this “Guarantee”), made by SIX FLAGS, INC., a Delaware corporation (“SFI”), SIX FLAGS OPERATIONS INC., a Delaware corporation (“SFO”), and SIX FLAGS THEME PARKS INC., a Delaware corporation (“SFTP”) (each, a “Guarantor”, and collectively, the “Guarantors”), in favor of TW-SF LLC, a Delaware limited liability company (the “Lender”), as lender under the Promissory Note, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Note”), evidencing a loan made to SFOG ACQUISITION A, INC., a Delaware corporation, SFOG ACQUISITION B, L.L.C., a Delaware limited liability company, SFOT ACQUISITION I, INC., a Delaware corporation, and SFOT ACQUISITION II, INC., a Delaware corporation (each, a “Borrower” and together, the “Borrowers”) in the principal amount of $52,507,000.00 (the “Loan”).

W I T N E S S E T H:

WHEREAS, the Lender has agreed to make the Loan to the Borrowers upon the terms and subject to the conditions set forth in the Note;

WHEREAS, it is a condition precedent to the obligation of the Lender to make the Loan to the Borrowers that the Guarantors shall have executed and delivered this Guarantee in favor of the Lender; and

WHEREAS, each Guarantor has certain obligations pursuant to the 2009 Liquidity Put under the Subordinated Indemnity Agreement and it is for the benefit of each Guarantor that the Lender has agreed to make the Loan to enable the Borrowers to satisfy the 2009 Liquidity Put obligations.

NOW, THEREFORE, in consideration of the premises and to induce the Lender to enter into the Note and to make the Loan to the Borrowers on the terms and conditions set forth in the Note, each Guarantor hereby agrees with the Lender, for the benefit of the Lender as follows:

SECTION 1.             Definitions.

(a)           Unless otherwise defined herein, terms defined in the Note and used herein shall have the meanings given to them in the Note.

(b)           Unless the context requires otherwise, (i) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and (ii) all Section, Schedule and Exhibit references are to this Guarantee unless otherwise specified.

(c)           Except as specifically provided herein, the meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words, “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”

When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day.

SECTION 2.             Guarantee.

(a)           Each Guarantor, jointly and severally, hereby unconditionally and irrevocably guarantees to the Lender, for the benefit of the Lender and its successors, endorsees, transferees and assigns, the prompt and complete payment by the Borrowers as and when due (whether at the stated maturity, by acceleration or otherwise) of the Guaranteed Obligations.  All Guaranteed Obligations shall be conclusively presumed to have been created in reliance on this Guarantee.

(b)           Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor, or secured by assets of such Guarantor, under applicable federal and state laws relating to the insolvency of debtors.

(c)           If any of the Guaranteed Obligations, or any part thereof, are not paid when due, either by its terms or as the result of exercise of any power to accelerate, each Guarantor shall, on demand therefor by the Lender, pay the amount due thereon to the Lender, and it shall not be necessary for the Lender (and each Guarantor expressly waives any rights it might otherwise have to require the Lender) to proceed against any Borrower, any other Guarantor or any other Person; provided, however, that no demand shall be required if such demand is impracticable or otherwise prohibited by a Requirement of Law (including upon the occurrence of a Borrower Bankruptcy Event or a Guarantor Bankruptcy Event).

(d)           This Guarantee shall remain in full force and effect until the Guaranteed Obligations are paid in full.

(e)           Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Lender on account of its liability hereunder, it will notify the Lender in writing that such payment is made under this Guarantee for such purpose.

(f)            No payment or payments made by the Borrowers, any Guarantor or any other Person or received or collected by the Lender from the Borrowers, any Guarantor or any other Person by virtue of any action or proceeding or any setoff or appropriation or payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any other Guarantor hereunder who shall, notwithstanding any such payment or payments (other than payments made by any Borrower, such Guarantor or any other Guarantor in respect of the Guaranteed Obligations or payments received or collected from any Borrower, such Guarantor or any other Guarantor in respect of the Guaranteed Obligations), remain liable for the Guaranteed Obligations, up to the maximum liability of such Guarantor hereunder until the Guaranteed Obligations are paid in full.

(g)           Notwithstanding anything herein or in the Note to the contrary, the maximum liability of the Guarantors in respect of the Guaranteed Obligations shall in no event exceed $10,000,000, in the aggregate.

SECTION 3.             No Subrogation.  Notwithstanding any payment or payments made by any Guarantor hereunder, or any setoff or application of funds of any Guarantor by the Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Lender against the Borrowers or any other Guarantor or against any guarantee or right of setoff held by the Lender for the payment of the Guaranteed Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrowers or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Lender by the Borrowers on account of the Guaranteed Obligations are paid in full.  Without limiting the foregoing, if any amount shall be paid to any Guarantor on account of such subrogation rights or otherwise at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Lender, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Lender in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Lender, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as the Lender may determine.

SECTION 4.             Amendments, etc. with Respect to the Guaranteed Obligations; Waiver of Rights.  Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor, and without notice to or further assent by any Guarantor, (a) any demand for payment of any of the Guaranteed Obligations made by the Lender may be rescinded by the Lender, and any of the Guaranteed Obligations continued, (b) the Guaranteed Obligations, or the liability of any other Person upon or for any part thereof, or any guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Lender, (c) the Note may be amended, modified, supplemented or terminated, in whole or in part, and (d) any guarantee or right of offset at any time held by the Lender for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released.

SECTION 5.             Guarantee Absolute and Unconditional.  Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Lender upon this Guarantee or acceptance of this Guarantee; the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Borrowers or any Guarantor, on the one hand, and the Lender, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee.  Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrowers or any Guarantor with respect to the Guaranteed Obligations.  This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Note, any of the Guaranteed Obligations or any guarantee or right of offset with respect thereto at any time or from time to time held by the Lender, (b) any defense, setoff or counterclaim (other than a defense of payment) which may at any time be available to or be asserted by the Borrowers or any other Person against the Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrowers or the Guarantors) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers from the Guaranteed Obligations, or of any or all of the Guarantors under this Guarantee, in bankruptcy or in any other instance.  When making a demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrowers, any other Guarantor or any other Person or against any guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrowers or any such other Person or to realize upon any or guarantee or to exercise any such right of offset, or any release of the Borrowers or any such other Person or of any guarantee or right of offset, shall not relieve any Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Lender against any Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

SECTION 6.             Payments.  Each Guarantor hereby agrees that payments hereunder will be paid to the Lender without setoff or counterclaim by wire transfer of immediately available funds to an account or by such other reasonable means as the Lender may specify.

SECTION 7.             Authorization. Each Guarantor authorizes the Lender, without notice to or further assent by such Guarantor and without affecting such Guarantor’s liability hereunder (regardless of whether any subrogation or similar right that such Guarantor may have or any other right or remedy of such Guarantor is extinguished or impaired), from time to time to:

(a)           terminate, release, compromise, subordinate, extend, accelerate or otherwise change the amount or time, manner or place of payment of, or rescind any demand for payment or acceleration of, the Guaranteed Obligations or any part thereof, or otherwise amend or waive the terms and conditions of the Note, or any provision thereof;

(b)           exercise, fail to exercise, waive, suspend, terminate or suffer expiration of any of the remedies or rights of the Lender against any Borrower or any other Guarantor in respect of any Guaranteed Obligations, as the Lender may elect in its discretion;

(c)           release, partially release, add or settle with any Borrower or any Guarantor, whether expressly, by operation of law or without limitation otherwise;

(d)           accept partial payments on the Guaranteed Obligations and apply any and all payments or recoveries from any Borrower or any Guarantor to such of the Guaranteed Obligations as the Lender may elect in its discretion;

(e)           refund at any time, at the discretion of the Lender, any payments or recoveries received by the Lender in question as the case may be, in respect of any Guaranteed Obligations; and

(f)            otherwise deal with any Borrower and any Guarantor as the Lender may elect in its or its discretion.

SECTION 8.         Certain Agreements and Waivers by the Guarantors. Each Guarantor hereby agrees that neither the Lender’s rights or remedies nor such Guarantor’s obligations under this Guarantee shall be released, diminished, impaired, reduced or affected by any one or more of the following events, actions, facts or circumstances, and the liability of such Guarantor under this Guarantee shall, be absolute, unconditional and irrevocable irrespective of:

(a)           the insolvency, bankruptcy, dissolution, liquidation, termination, receivership, reorganization, merger, consolidation, change of form, structure or ownership, sale of all assets, or lack of corporate, partnership, limited partnership, limited liability company or other power of any Borrower, any Guarantor or any other Person at any time liable for the payment of any or all of the Guaranteed Obligations;

(b)           all rights and benefits under applicable law purporting to reduce a Guarantor’s obligations in proportion to the obligation of the principal or providing that the obligation of a surety or guarantor must neither be larger nor in other respects more burdensome than that of the principal;

(c)           except as otherwise specifically provided in this Guarantee, any requirement of marshaling or any other principle of election of remedies and all rights and defenses arising out of an election of remedies by the Lender, even though that election of remedies has destroyed a Guarantor’s rights of subrogation and reimbursement against any Borrower or any other Guarantor;

(d)           any right to assert against the Lender any defense (legal or equitable), set-off, counterclaim and other right that such Guarantor may now or any time hereafter have against any Borrower or any other Guarantor;

(e)           presentment, diligence in making demands hereunder, notice of dishonor or nonperformance, protest, acceptance and notice of acceptance of this Guarantee; or

(f)            any order, ruling or plan of reorganization emanating from any proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), or any successor statute, in each case as amended from time to time with respect to any Borrower or any other Person, including any extension, reduction, composition, or other alteration of the Guaranteed Obligations, whether or not consented to by the Lender.

SECTION 9.             Duty of Inquiry. Each Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of each Borrower and each other Guarantor and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations that diligent inquiry would reveal, and agrees that the Lender shall have no duty to advise the Guarantor of information regarding such condition or any such circumstances.

SECTION 10.          Bankruptcy No Discharge.

(a)           This Guarantee shall not be discharged or otherwise affected, with respect to any Guarantor, by any bankruptcy, reorganization or similar proceeding commenced by or against any Borrower or any Guarantor, including (i) any discharge of, or bar or stay against collecting, all or any part of the Guaranteed Obligations in or as a result of any such proceeding, whether or not assented to by the Lender, or (ii) any disallowance of all or any portion of the Lender’s claim for repayment of the Guaranteed Obligations.  If acceleration of the time for payment of any Guaranteed Obligations is stayed or delayed as a result of any such proceeding, all such amounts shall nonetheless be payable by such Guarantor on demand by the Lender.

(b)           If a payment by any Borrower or any other Guarantor is made and is later determined not to have been indefeasibly made in whole or in part, such payment by any Borrower or Guarantor to the Lender shall not constitute a release of any other Guarantor from any liability hereunder and (i) this Guarantee shall continue to be effective or shall be reinstated notwithstanding any prior release, surrender or discharge by the Lender of this Guarantee and/or of the Guarantors, and (ii) this Guarantee shall apply to, any and all amounts so refunded by the Lender or paid by the Lender to another Person (including any interest included in such amount), all as though such payment had not been made or such proceeds had not been received.

SECTION 11.          Representations and Warranties.

To induce the Lender to enter into the Note and to induce the Lender to make the Loan to the Borrowers, each Guarantor hereby jointly and severally represents and warrants to the Lender that, as of the date hereof:

(a)           Existence; Compliance with Law.  Each of the Guarantors (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate (or equivalent) power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the Business in which it is currently engaged, (iii) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its Business requires such qualification and (iv) is in compliance with all Requirements of Law, except, in the case of clauses (ii) through (iv), to the extent that the failure to comply therewith, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b)                                 Power; Authorization; Enforceable Obligations.  Each Guarantor has the corporate power and authority, and the legal right, to make, deliver and perform this Guarantee and the Guaranteed Obligations.  Each Guarantor has taken all necessary corporate action to authorize the execution, delivery and performance of this Guarantee on the terms and conditions herein and the performance of the Guaranteed Obligations.  No consent or authorization of, or filing with, any Person is required in connection with the execution, delivery and performance by each Guarantor of this Guarantee.  This Guarantee has been duly executed and delivered on behalf of each Guarantor.  This Guarantee constitutes a legal, valid and binding obligation of each Guarantor, enforceable against each such Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(c)                                  No Legal Bar or Conflicts.  The execution, delivery and performance of this Guarantee by the Guarantors, the payments hereunder, and the performance of the Guaranteed Obligations do not and will not violate in any material respect, result in a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any Requirement of Law applicable to, or any Contractual Obligation of, any Guarantor, and will not result in, or require, the creation or imposition of any Lien on any of their respective Properties or revenues pursuant to any such Requirement of Law applicable to any of the Guarantors or any such Contractual Obligation of any of the Guarantors.  No Event of Default has occurred and is continuing.

(d)                                 Financial Condition.

(i)              The unaudited consolidated balance sheets of SFI as at March 31, 2009, and the related unaudited consolidated statements of income and cash flows for the three-month period ended on such date (all as included on SFI’s Form 10-Q filed with the Securities and Exchange Commission), present fairly in all material respects the consolidated financial condition of SFI as at such date, and the consolidated results of its operations and its consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments and the absence of footnote disclosure thereto).  All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved

(except as approved by the firm of accountants specified herein and disclosed therein).  SFI and its Subsidiaries do not have any material guarantee, contingent liabilities and liabilities for taxes, or any material long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected or disclosed in the notes in the most recent financial statements of SFI referred to in this paragraph or otherwise permitted by the Six Flags Credit Agreement.  During the period from December 31, 2008 to and including the date hereof there has been no sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof by SFI and its Subsidiaries, considered as a whole, of any material part of its Business or Property or any agreement or commitment (whether written or otherwise) to take any of the foregoing actions.

(ii)             The audited consolidated balance sheets of SFI as at December 31, 2008 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date (all as included on SFI’s Form 10-K filed with the Securities and Exchange Commission), reported on by KPMG LLP, present fairly in all material respects the consolidated financial condition of SFI as at such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal year then ended.  All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein).

(iii)            The unaudited consolidated balance sheets of each of the Georgia Park and the Texas Park as at March 31, 2009, and the related unaudited consolidated statements of income and cash flows for the three-month period ended on such date, present fairly in all material respects the consolidated financial condition of the Georgia Park and the Texas Park, respectively, as at such date, and the consolidated results of their operations and their consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments and the absence of footnote disclosure thereto).  All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved.  The Georgia Park, the Texas Park and their respective Subsidiaries do not have any material guarantee, contingent liabilities and liabilities for taxes, or any material long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected or disclosed in the notes in the most recent financial statements of the Georgia Park and the Texas Park referred to in this paragraph or otherwise permitted under this Guarantee.  During the period from March 31, 2009 to and including the date hereof there has been no sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof by the Georgia Park, the Texas Park or any of their respective Subsidiaries of any material part of its Business or Property or any agreement or commitment (whether written or otherwise) to take any of the foregoing actions.

(iv)            The audited consolidated balance sheets of each of the Georgia Park and the Texas Park as at December 31, 2008 and the related consolidated statements of income and of cash flows for the fiscal year end on such date, reported on by and accompanied by an unqualified report from KPMG LLP, present fairly in all material respects the consolidated financial condition of each of the Georgia Park and the Texas Park as at such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal year then ended.  All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein).

(e)           Compliance.  Since July 1, 2008, (i) each Guarantor has complied with the terms and provisions of such Guarantor’s certificate of incorporation; (ii) GP Holdings Inc. has complied with the terms and provisions of (x) its certificate of incorporation and (y) the Subordinated Indemnity Agreement; and (iii) each Guarantor and its Subsidiaries that are parties thereto have complied with the terms and provisions of (w) the Subordinated Indemnity Agreement, (x) the Subordinated Indemnity Escrow Agreement, (y) the GA Overall Agreement and (z) the TX Overall Agreement.

(f)            Exchange Offer.  Except as set forth on Schedule 7(e) of the Note, the Exchange Offer has not been terminated, extended, amended or modified in any manner.

(g)           SFI Indentures.  On May 14, 2009, SFI shall have irrevocably deposited in immediately available funds with the Paying Agent (as such term is defined in the SFI Indenture for the SFI 2013 Notes) the semi-annual interest payment due on April 15, 2009 under the SFI 2013 Notes (as defined in the Exchange Offer) in full.

(h)           Litigation.  No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Guarantor, threatened by or against any Guarantor or any of its Subsidiaries or against any of their respective Properties or revenues (i) with respect to any of the Loan Documents or any of the Transactions, or (ii) that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

(i)            Additional Representations and Warranties.  The representations and warranties set forth in Sections 6.8, 6.9, 6.10, 6.12, 6.13, and 6.17 of the Six Flags Credit Agreement as they relate to such Guarantor, each of which is hereby incorporated herein by reference to the benefit of the Lender, are true and correct in all respects as of the date hereof as though made on the date hereof (or if they relate to an earlier date, as of such earlier date), and the Lender shall be entitled to rely on each of them as if they were fully set forth herein.

SECTION 12.          Affirmative Covenants.

So long as this Guarantee remains in effect and the principal of and interest on the Loan and all Expenses have not been paid in full in cash, each Guarantor hereby jointly and severally shall, and shall cause each of their respective Subsidiaries to:

(a)                                  Subordinated Indemnity Agreement.  From time to time execute and deliver, or cause to be executed and delivered, such additional amendments, instruments, certificates or documents, and take all such actions with respect to the Subordinated Indemnity Agreement and Related Indemnity Agreements, in each case, as mutually agreed by the parties thereto;

(b)                                 Ratification.  Reaffirm, ratify and assume, as applicable, its obligations under the License Agreements, this Guarantee, the Subordinated Indemnity Agreement, the Related Indemnity Agreements and the Six Flags Guarantees in connection with any bankruptcy case of SFI and its applicable Subsidiaries or the assumption of the License Agreements or the Beneficial Share Assignment Agreement;

(c)                                  Financial Statement and Other Information.  Deliver the following financial statements, reports, notices and other information:

(i)              as soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year of SFI, interim condensed consolidated statements of operations, shareholders’ equity and cash flows of SFI and its Subsidiaries for such period, and the related consolidated balance sheets of SFI and its Subsidiaries;

(ii)             as soon as available and in any event no later than 75 days after the end of each fiscal year of SFI, a consolidated annual budget projection of SFI and its Subsidiaries broken down on a month-by-month basis and with reasonable detail;

(iii)            as soon as available and in any event within two (2) Business Days after the end of each monthly fiscal period of SFI, the daily operating report of each of the Georgia Park and the Texas Park for the last day of such monthly fiscal period;

(iv)            as soon as available and in any event within 30 days after the end of each monthly fiscal period of SFI, interim statements of operations, shareholders’ equity and cash flows of each of the Georgia Park and the Texas Park for such period, and the related balance sheets of each of the Georgia Park and the Texas Park;

(v)             as soon as available, and in any event no later than 75 days after the end of each fiscal year of SFI, a detailed annual budget projection of each of the Georgia Park and the Texas Park broken down on a month-by-month basis;

(vi)            as soon as available and in any event within 90 days after the end of each fiscal year of SFI, the information required by clauses (i) and (iv) hereof on a year-end basis;

(vii)           to the extent requested by the Lender, any updated budgets or any internal updates of the information required by clauses (i) through (v) hereof to the extent related to the periods for which such financial information was provided promptly after such updates are produced; and

(viii)          any other documents or information as may be reasonably requested by the Lender from time to time;

provided, that the obligations in clauses (c)(i) and (c)(vi) of this Section 12 may be satisfied with respect to financial information of the Guarantors by furnishing SFI’s Form 10-K or 10-Q, as applicable, filed with the Securities and Exchange Commission; provided, further that such documents required to be delivered pursuant to clauses (c)(i) and (c)(vi) of this Section 12 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which SFI posts such documents, or provides a link thereto on SFI’s website on the Internet.

(d)                                 Notices of Material Events.  Furnish the following to the Lender in writing:

(i)              promptly after any executive officer of a Guarantor has actual knowledge of facts that would give him or her reason to believe that any Event of Default has occurred, notice of such Event of Default;

(ii)             simultaneously with the delivery thereof, a copy of any notice delivered to the Administrative Agent (as defined in the Six Flags Credit Agreement) pursuant to Section 8.2 of the Six Flags Credit Agreement; and

(iii)          promptly after receipt thereof, a copy of any notice of Default, Event of Default (each as defined in the Six Flags Credit Agreement) or acceleration received from the Administrative Agent or any Lender (as defined in the Six Flags Credit Agreement) under the Six Flags Credit Agreement.

Each notice delivered under this Section 12(d) shall be accompanied by a statement of a Responsible Officer of the applicable Guarantor setting forth in reasonable detail the facts and circumstances of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto;

(e)                                  Existence, Etc.

(i)              (A) Preserve, renew and maintain in full force and effect its legal existence under the laws of the jurisdiction of its organization (other than with respect to any Subsidiary that (x) has aggregate assets with a value not in excess of $100,000, (y) conducts no Business and (z) does not Guarantee any Guarantor Indebtedness under any Indenture or is not a loan party to the Six Flags

Credit Agreement) and (B) take all reasonable action to maintain all rights, privileges (including its good standing), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except in the case of clause (B) above, to the extent that failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or other than as a consequence of the Bankruptcy Case;

(ii)             Pay and discharge all Federal income taxes and all other material taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such obligation, tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained to the extent required by GAAP; provided that, with respect to taxes assessed against Real Properties, such taxes can be contested without payment under applicable law;

(iii)            Maintain and preserve all of its Properties material to the conduct of the Business of SFI and its Subsidiaries (taken as a whole) in good working order and condition, except for failures that, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

(iv)            Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied; and

(v)             Permit representatives of the Lender, upon reasonable notice and during normal business hours (and, except if an Event of Default shall have occurred and be continuing, not more frequently than once each calendar quarter), to examine, copy and make extracts from its books and records, to visit and inspect any of its Properties, and to discuss its business, finances, condition and affairs with its officers and independent accountants and the general managers of its Parks, all to the extent reasonably requested by the Lender.  The Lender shall give the Guarantors the opportunity to participate in any discussions with the Guarantors’ independent public accountants and the general managers of its Parks (as such term is defined in the Six Flags Credit Agreement).  Notwithstanding anything to the contrary in this Section 12(e)(v), none of SFI or any Subsidiary will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (A) constitutes non-financial trade secrets or non-financial proprietary information or (B) in respect of which disclosure to the Lender (or their respective representatives or contractors) is prohibited by law or any binding agreement;

(f)                                    Insurance.  Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as SFI and its Subsidiaries) as are customarily carried under similar circumstances by such other Persons;

(g)           Compliance with Contractual Obligations and Requirements of Law.  (i) Comply in all material respects with the License Agreements and (ii) except as a consequence of the commencement of the Bankruptcy Case, comply with all other Contractual Obligations and Requirements of Law unless failure to comply with such other Contractual Obligations or Requirements of Law, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; provided, that any noncompliance that does or could be reasonably expected to have (A) an impairment on the ability of a Guarantor to perform the Guaranteed Obligations or (B) an adverse effect upon the legality, validity, binding effect or enforceability against a Guarantor of this Guarantee shall be deemed to be material; and

(h)           Further Assurances.  From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Lender may reasonably request for the purposes of implementing or effectuating the provisions of this Guarantee.  Upon the exercise by the Lender of any power, right, privilege or remedy pursuant to this Guarantee which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, SFI will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Lender may be required to obtain from SFI or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

SECTION 13.          Negative Covenants.   (a) To induce the Lender to enter into the Note and to make the Loan to the Borrowers, each Guarantor shall, and shall cause its Subsidiaries to, comply with the terms and provisions of (i) Sections 9.2, 9.3 and 9.5 of the Six Flags Credit Agreement (whether or not the Six Flags Credit Agreement is in effect) and (ii) so long as the SFI Indentures are in effect, Sections 4.09 and 4.12 of the SFI Indentures, in each case, as in effect on the date hereof or as amended in accordance with Section 13(b), and to the extent such Guarantor is subject to such covenants as of the date hereof, each of which is hereby incorporated herein by reference;

(b)           The Guarantors shall not amend, supplement, restate or otherwise modify the Six Flags Credit Agreement, any SFI Indenture or the SFI Convertible Indenture in any manner that directly or indirectly (i) restricts the ability of the Guarantors to pay the Lender under this Guarantee in accordance with the terms hereof, (ii) restricts the ability of the Borrowers to pay the Lender under the Note in accordance with the terms thereof, (iii) restricts the ability of the Loan Parties and their Subsidiaries to make loans to, or other investments (to a greater extent than it is restricted on the date hereof) in, the Borrowers or (iv) restricts the ability of the Loan Parties and their Subsidiaries to perform their obligations under the License Agreements, the Partnership Parks Agreements, the Subordinated Indemnity Agreement or the Related Indemnity Agreements in accordance with the terms thereof; and

(c)           The Guarantors shall not amend, restate or otherwise modify their respective Certificates of Incorporation or By-Laws in any manner that directly or indirectly (i) restricts the ability of the Guarantors to pay the Lender under this Guarantee in accordance with the terms hereof, (ii) restricts the ability of the Borrowers to pay the Lender under the Note in accordance with the terms thereof, (iii) restricts the ability of the Loan Parties and their Subsidiaries to make loans to, or other investments in, the Borrowers, or (iv) restricts the ability of the Loan Parties and their Subsidiaries to perform their obligations under the License Agreements in accordance with the terms thereof.

SECTION 14.          Notices.  All notices, requests and demands to or upon the Lender or any Guarantor shall be effected in the manner provided in Section 17 of the Note; any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1 hereto.

SECTION 15.          Severability.  Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 16.          Section Headings.  The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

SECTION 17.          No Offset; Interest.  No Guarantor may offset against amounts it is to pay to the Lender under this Guarantee any amounts it claims are owed to it by the Lender or any other Person.

SECTION 18.          Enforcement Expenses.  Each Guarantor agrees, jointly and severally, to pay or reimburse the Lender for all its costs and expenses incurred in collecting against such Guarantor under this Guarantee or otherwise enforcing or protecting any rights under the Loan Documents, the Subordinated Indemnity Agreement and the Related Indemnity Agreements, to which such Guarantor is a party and applicable law, including the fees and disbursements of counsel to the Lender.

SECTION 19.          Acknowledgements.

Each Guarantor hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of this Guarantee;

(b)           the Lender does not have any fiduciary relationship with or fiduciary duty to such Guarantor arising out of or in connection with this Guarantee or the Note, and the relationship between any or all of the Guarantors, on the one hand, and the Lender, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)           no joint venture is created hereby or by the Note or otherwise exists by virtue of the transactions contemplated hereby among the Guarantors and the Lender.

SECTION 20.          No Waiver.  The Lender shall not by any act (except by a written instrument signed by the Lender), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default.  No failure to exercise, nor any delay in exercising, on the part of the Lender, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.  A waiver by the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Lender would otherwise have hereunder on any future occasion.

SECTION 21.          Assignment, Etc. This Guarantee shall be binding upon the Guarantors and shall inure to the benefit of the Lender and its successors and permitted assigns; provided, however, no Guarantor may assign this Guarantee or otherwise transfer any rights or obligations hereunder, and the Lender may assign its benefits hereunder (a) to an Affiliate thereof or (b) with the prior written consent of the Guarantors (such consent not to be unreasonably withheld), to any other Person.

SECTION 22.          Entire Agreement.  This Guarantee constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior letters and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof; provided, however, that nothing contained herein shall limit, affect, alter, amend or otherwise modify the rights and obligations of the parties hereto and their respective Affiliates under the Subordinated Indemnity Agreement, the Related Indemnity Agreements, the Acquisition Company Liquidity Agreement or the Partnership Parks Agreements.

SECTION 23.          Governing Law.  This Guarantee and the rights and obligations of the Guarantors and the Lender under this Guarantee shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding any conflict-of-laws rule or principle that might refer the governance or the construction of this Guarantee to the law of another jurisdiction.

SECTION 24.          Waivers of Jury Trial; Judicial Proceedings.

(a)           EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE OR ANY OTHER DOCUMENTS RELATED HERETO AND FOR ANY COUNTERCLAIM THEREIN.

(b)           EACH GUARANTOR AGREES THAT ANY ACTION, SUIT OR PROCEEDING AGAINST ANY OF THE PARTIES HERETO ARISING UNDER OR RELATING IN ANY WAY TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY ONLY BE BROUGHT OR ENFORCED IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF EACH SUCH COURT IN RESPECT OF ANY SUCH ACTION, SUIT OR PROCEEDING. EACH OF THE PARTIES HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH ACTION, SUIT OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PRE-PAID, RETURN RECEIPT REQUESTED, PROPERLY ADDRESSED TO SUCH PARTY AT ITS ADDRESSES PROVIDED FOR NOTICES HEREUNDER.

(c)           EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING UNDER OR RELATING IN ANY WAY TO DISAGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY COURT LOCATED IN THE STATE OF NEW YORK AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT A COURT LOCATED IN THE STATE OF NEW YORK IS NOT A CONVENIENT FORUM FOR ANY SUCH ACTION, SUIT OR PROCEEDING.

SECTION 25.          Confidentiality.  The Lender agrees to keep confidential all non-public information provided to it by any Guarantor pursuant to this Guarantee that is designated by such Guarantor as confidential; provided,  that nothing herein shall prevent the Lender from disclosing any such information (a) to any Affiliate of the Lender, (b) to any of the Lender’s or its Affiliate’s employees, directors, agents, attorneys, accountants and other professional advisors, (c) upon the request or demand of any Governmental Authority having jurisdiction over the Lender, (d) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (e) in connection with any litigation or similar proceeding, (f) that has been publicly disclosed other than in breach of this Section 25, or (g) in connection with the exercise of any remedy hereunder or under the Note.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

SIX FLAGS, INC.

		By:	/s/ Jeffrey R. Speed
			Name:	Jeffrey R. Speed
			Title:	Executive Vice President and Chief Financial Officer

SIX FLAGS OPERATIONS INC.

		By:	/s/ Jeffrey R. Speed
			Name:	Jeffrey R. Speed
			Title:	Executive Vice President and Chief Financial Officer

SIX FLAGS THEME PARKS INC.

		By:	/s/ Jeffrey R. Speed
			Name:	Jeffrey R. Speed
			Title:	Executive Vice President and Chief Financial Officer

ACCEPTED AND AGREED TO this 15th day of May, 2009

TW-SF LLC

By:	/s/ Edward B. Ruggiero
Name: Edward B. Ruggiero
Title: Senior Vice President & Treasurer

[Signature Page to Guarantee]

SCHEDULE 1

Address for Notices

Guarantors:

c/o Six Flags, Inc.

1540 Broadway, 15th Floor

New York, New York 10036

Attention:  James M. Coughlin

Facsimile:  (212) 354-3089

With a copy to:

Paul, Hastings, Janofsky & Walker LLP.

75 E. 55th Street, First Floor

New York, New York 10022

Attention:  Michele J. Cohen

Facsimile:  (212) 230-7862